                                                                    Exhibit 4(a)





                          PROVIDENCE JOURNAL COMPANY*
                          ---------------------------

                        1994 EMPLOYEE STOCK OPTION PLAN
                        -------------------------------




1.   Purpose
     -------

     The purpose of the 1994 Stock Option Plan (the "Plan") of Providence Journal Company (the "Company") is to attract and retain high quality key employees and to promote both the long-term success of and shareholder interests in the Company. The Plan is intended to provide long-term incentive compensation and share ownership opportunities to selected key employees. The Company believes the dynamics of a plan focused on increasing shareholder value provide participants with a significant incentive to contribute to the success of the Company.

2.   Term
     ----

     The Plan shall be effective as of October 1, 1994 and shall remain in effect until the earlier of five (5) years from the effective date or termination of the plan by the Board of Directors of the Company (the "Board"). The Plan shall


_______________

     * The Plan was assumed by The Providence Journal Company on October 5, 1995. Accordingly, all references to the "Company" shall be deemed to refer to The Providence Journal Company.

     be subject to approval by the shareholders of the Company. If that approval has not been obtained by September 28, 1995, the Plan shall be terminated, and any option grants therefore made shall be void. After termination of the Plan, no future grants may be made, but, subject to the preceding sentence, previously made grants shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.   Administration
     --------------
     a. The Committee
        -------------

        The Plan shall be administered by a committee (the "Committee") which shall be the Executive Committee of the Board or any other committee appointed by the Board consisting of two or more non-employee Directors, each of whom is both (1) qualified to administer this Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), and (2) considered to be an "outside director" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     b  Authority of the Committee
        --------------------------

        The Committee shall have full and exclusive power, except as not permitted by law and subject to the provisions of this Plan, to select the participants in the Plan, determine the sizes of grants of options, establish the terms and conditions of such option grants, amend the terms and conditions of any outstanding option pursuant to Section 6 of the Plan, and otherwise make such determinations and/or interpretations and to establish such procedures which may be necessary or advisable for the administration of the Plan.

4.   Eligibility
     -----------

     Key employees of the Company shall be eligible to receive grants under the Plan. Recipients of grants are deemed to be "Participants" in the Plan. "Company" includes any wholly-owned or majority-owned direct or indirect subsidiary of the Company and any other entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest (as determined by the Committee).

5.   Shares Subject to the Plan
     --------------------------

     Subject to the provisions of Section 6, the stock subject to the Plan shall be shares of Class A Common Stock (the "Shares"). The total amount of Shares which may be issued under the Plan shall not exceed three thousand seven hundred and fifty (3,750). Of these, no more than seven hundred fifty (750) Shares may be issued to any one individual. Shares may be authorized and unissued shares or treasury shares, as determined by the Committee, and fractional Shares shall be settled in cash.



     If any option granted under the Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such option shall be returned to the Plan and shall be available for issuance under the Plan. In addition, any Shares which have been exchanged by a Participant as full or partial payment to the Company in connection with any grant under the Plan, shall be available for issuance under the Plan.



     In instances where a grant is settled in cash or any form other than Shares, then the Shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Any Shares that are issued by the Company as a result of the assumption or substitution of grants made by an acquired company shall not be counted against the number of Shares available for issuance under the Plan.

6.   Adjustments and Reorganizations
     -------------------------------

     The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's Share price or Share status, provided that any such actions are consistently and equitably applicable to all affected Participants and are otherwise consistent with the provisions of the Plan.



     In the event of a merger, reorganization, consolidation, recapitalization, share combination, stock dividend, stock split, spin-off or other distribution (other than normal cash dividends) of the Company's assets to its shareholders, or other change in the structure of the

     Company affecting its Shares, such appropriate adjustments shall be made
     (i) in the aggregate number and class of Shares which may be issued under the Plan pursuant to Section 5, and (ii) the number and class of and/or price of Shares subject to outstanding options granted under the Plan, as deemed appropriate by the Committee in its discretion, to prevent the dilution or enlargement of rights to any Participant.

7.   Stock Options
     -------------

     a. Grants of Stock Options
        -----------------------

        Stock options granted pursuant to the Plan represent a right to purchase a specified number of Shares during a specified period and at a specified price as determined by the Committee at the time of grant, subject to the terms and provisions of the Plan and provided that the purchase price be not less than 100% of Fair Market Value on the date of grant. Subject to the provisions of Section 5, the Committee shall have discretion in determining the number of options and Shares subject to such options, as well as the time of grant, provided, however, that no such grants be made after the fifth anniversary of the effective date of this Plan.

     b. Vesting of Options
        ------------------

        Options shall vest at such times and under such terms and conditions as determined by the Committee. The Committee shall have the authority to accelerate the vesting of any stock options as it deems appropriate for the Plan or the Company.

     c. Exercise of Options
        -------------------

        Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     d. Payment
        -------

        The option exercise price shall be paid in full at the time of exercise of the option in cash or by check or, as may be provided by the Committee at any time, by delivery of Shares owned by the Participant in partial or full payment.

     e. Call Provision
        --------------

        At the time of grant, the Committee may, in its discretion, subject the Shares underlying the options to a mandatory call feature and a limitation upon the amount paid in settlement of such stock options in
        the     event of the exercise of such call feature.

8.   Fair Market Value
     -----------------

     Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of the Company's Shares as traded on an applicable stock exchange or in an established over-the-counter trading market for the date in question, provided that if the Shares were not traded on that day, the average of the high and low prices on the previous day are used to mean Fair Market Value. In the event that the Shares of the Company are not publicly traded, in the discretion of the Committee Fair Market Value shall be determined (i) by reference to the most recent prices paid for Shares by buyers at arms-length transactions, (ii) by reference to the most recent appraisal of the value of the Shares of the Company provided by an independent valuation firm or
     (iii) by such other appropriate means as the Committee shall deem appropriate.

9.   Transferability
     ---------------

     No option granted pursuant to the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relation order (as defined by the Code), or unless otherwise determined by the Committee. If a participant shall die, the executor or administrator of the participant's estate or a transferee of the option pursuant to a will or the laws of descent and distribution shall have the right to exercise the option in lieu of the participant.

10.  Termination of Employment
     -------------------------

     The Committee shall, in its discretion, determine, in the event of a termination of employment that is voluntary or involuntary, for cause or not for cause, or due to death, disability or retirement, the terms and conditions of the treatment of any outstanding stock options granted under the Plan. Such terms and conditions will be set forth at the time of grant and may provide that the Committee retains the right to amend such provisions.

11.  Change of Control
     -----------------

     a. Definition
        ----------

        "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
        Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Act whether or not the Company is then subject to such reporting requirements.
        Further, without limiting the generality of the foregoing, such a Change of Control shall be deemed to have occurred if any of the following events takes place.

        (i) The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

        (ii) During any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board of Directors (including for this purpose any new director whose election or nomination for election by the

             Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; or

       (iii) At any time when the outstanding voting securities of the Company are required to be registered under
             Section 12 of the Act, any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, this clause (iii) shall not apply to the acquisition by a person of securities of the Company representing 20% or more, but not in excess of 50% of the combined voting power of the Company's then outstanding securities if such acquisition of securities has been approved by a vote of at least two thirds of the directors in office just prior to the issuance or sale of securities to such person.

             For purposes of this paragraph (iii), the term "person" shall exclude any person or group who on the date hereof is the beneficial owner, directly or indirectly, of securities representing 10% or more of the combined voting power of the Company's presently outstanding securities. Notwithstanding the foregoing, in no event shall the consummation of the spin-off reorganization approved by the Board of Directors of the Company on August 24, 1993, constitute a Change of Control for purposes of this Agreement (the "Spinoff Reorganization").

     b. Exercise and Vesting Options
        ----------------------------

        Unless deemed otherwise by the Committee, all options outstanding under this Plan at the time of a Change of Control shall immediately become vested and exercisable, notwithstanding the provisions of Section 7 to the contrary, and will be exercisable until the end of their term as set at time of grant.

12.  Agreements
     ----------

     Grants under this Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each grant which may include the term of grant, the provisions applicable in the event the Participant's employment terminates and the Company's authority to unilaterally or bilaterally amend or modify any grant.

13.  Plan Amendment
     --------------

     The Committee may, at any time as it deems necessary, terminate, amend or modify the Plan. However, no such amendment, modification, or termination of the Plan may be made without the approval of the shareowners of the Company, if such approval is required by the Code or by the Act or by any other regulatory body with appropriate jurisdiction.

14.  Tax Withholding
     ---------------

     The Company shall have the authority to deduct or withhold from any settlement of a grant made under the Plan an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld. At the discretion of the Committee, a Participant may be permitted to pay to the Company the withholding amount in the form of cash or check, or previously owned Shares under such conditions as may be prescribed by the Committee, and such Shares shall be valued at the Fair Market Value as of the settlement date of the applicable grant. Further, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirements, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is determined equal to an amount to satisfy federal, state and local tax withholding requirements.

15.  Future Rights
     -------------

     Nothing in the plan shall interfere with or limit in any way the right of the Company to terminate any Participants' employment at any time, nor confer upon any Participant any right to continue in the employment of the Company or to participate in any other benefit, severance or compensation plan provided by the Company. In addition, no person shall have the right to be selected to receive an option under the Plan, or having been selected, to be selected to receive a future option.

16.  Governing Law
     -------------

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan and any and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Rhode Island and applicable federal law.

17.  Rights as a Shareholder
     -----------------------

     Except as otherwise provided in the grant agreement contemplated by Section 12 above, a Participant shall have no rights as a shareholder of the Company, including rights to receive dividends on or to vote Shares subject
     to an option, until the Participant becomes the holder of record   of the
     Shares underlying the option.